  CNB Financial To Trade Under New Symbol “CFNA”

Worcester, Mass.—December 21, 2005— As part of the reorganization of Commonwealth National Bank as a subsidiary of CNB Financial Corp., the newly-formed Massachusetts bank holding company will be traded on the Over-The Counter Bulletin Board under the name CNB Financial Corp. and use the symbol CFNA.

CNB Financial Corp. and its symbol CFNA will now be used in place of Commonwealth National Bank’s name and symbol in trading. In conjunction with the creation of the holding company, each share of common stock and warrant of Commonwealth National Bank was converted into the right to receive one share of common stock or one warrant of CNB Financial Corp., respectively.

The shareholders of Commonwealth National Bank approved the reorganization in late summer 2005. In October of this year, the Federal Reserve Bank of Boston approved the application of CNB Financial Corp. to establish the holding company.

About Commonwealth National Bank
Commonwealth National Bank was the first new bank to open in the Worcester area in more than 15 years. Opened in December 2001, Commonwealth offers customers a traditional banking experience with high levels of personalized service, including extended business hours and internet-banking options. Commonwealth has branches in Worcester at 33 Waldo Street and 1 West Boylston Street, 564 Main Street, Shrewsbury and 701 Church Street in Northbridge.

For more information about Commonwealth National Bank, including detailed financial information, please visit: www.commonwealthworcester.com.

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Certain statements in this press release, including statements regarding the anticipated development and expansion of the Bank’s business, and the intent, belief or current expectations of the Bank, its directors or its officers, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.